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                                                                   EXHIBIT 10.80

                             SIXTH AMENDMENT TO THE
                                 MIRANT SERVICES
                      BARGAINING UNIT EMPLOYEE SAVINGS PLAN

         WHEREAS, Mirant Services, LLC (the "Company") heretofore adopted the Mirant Services Bargaining Unit Employee Savings Plan (the "Plan"), effective December 19, 2000, and subsequently amended and restated effective as of April 2, 2001;

         WHEREAS, the Company desires to amend the Plan to provide that employer matching contributions and discretionary profit sharing contributions will be initially invested as directed by a participant; and

         WHEREAS, the Americas Benefits Committee (the "Committee") is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided such amendment does not involve a substantial increase in cost to the Company.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as provided herein:

                                       I.

         EFFECTIVE AS OF MARCH 1, 2003, SECTION 8.2 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 8.2:

         8.2 Investment of Contributions. Each Participant shall direct, at the time he elects to participate in the Plan and at such other times as may be directed by the Investment Review Committee or pursuant to Section 8.6, that his Elective Employer Contributions, Voluntary Participant Contributions, Discretionary Profit Sharing Contributions and, effective as of April 1, 2003, Employer Matching Contributions be invested in one or more of the Investment Funds, provided such investments are made in one-percent (1%) increments.

                                       II.

         EFFECTIVE AS OF MARCH 1, 2003, SECTION 8.3 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 8.3:

         8.3 Investment of Employer Matching and Discretionary Profit Sharing Contributions. Effective for contributions prior to April 1, 2003 for Employer Matching Contributions and effective for contributions prior to March 1, 2003 for Discretionary Profit Sharing Contributions, such contributions shall be invested entirely in the Company Stock Fund and shall remain invested in the Company Stock Fund until such time that the Participant elects to invest all or a portion of the amount credited to his Employer Matching Contribution or Discretionary Profit Sharing Contribution subaccounts in any of the Investment Funds under this Plan as provided in Section 8.5.


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         Notwithstanding the foregoing, any amounts attributable to employer matching or profit sharing contributions, which are transferred to this Plan pursuant to a trust-to-trust transfer, shall not be invested in the Company Stock Fund but shall instead be invested at the Participant's direction. If no such direction is provided, such transferred amount shall be invested in accordance with procedures established by the Investment Review Committee.

                                      III.

         EXCEPT AS AMENDED HEREIN BY THIS SIXTH AMENDMENT, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT AS AMENDED AND RESTATED BY THE COMPANY PRIOR TO THE ADOPTION OF THIS SIXTH AMENDMENT.


         IN WITNESS WHEREOF, the Committee, through a duly authorized officer of the Company, has adopted this Sixth Amendment to the Plan this 26th day of February, 2003 to be effective as provided herein.

                                         MIRANT SERVICES, LLC



                                         By:  /s/ Dianne W. Davenport
                                              -------------------------------

                                         Title:   Vice President
                                                 ----------------------------


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